Exhibit 2.4

FIRST AMENDMENT

TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF EXCEED TALENT CAPITAL HOLDINGS, LLC

THIS FIRST AMENDMENT (this “Amendment”) to the Limited Liability Company Agreement of Exceed Talent Capital Holdings LLC, a Delaware series limited liability company (the “Company”), dated as of December 7, 2022 (the “Operating Agreement”), is made and effective as of March 22, 2023, by and among Exceed Talent Capital LLC (the “Managing Member”) and the Company.  Capitalized terms used in this Amendment without definition shall have the meanings assigned to them in the Operating Agreement.

Recitals:

WHEREAS, the Company was formed as a series limited liability company under Section 18-215 of the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on July 14, 2022.

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Operating Agreement.

WHEREAS, the Managing Member desires to amend the Operating Agreement to amend and restate Section 8.02.

WHEREAS, the Managing Member has authorized and approved an amendment of the Operating Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and intending to be legally bound hereby, the Operating Agreement is hereby amended as follows:

A. Section 8.02 shall be deleted in its entirety and replaced with the following:

Section 8.02 Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be the twelve-month period ending January 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be the twelve-month period ending January 31.

B. All other terms and conditions of the Operating Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment to the Operating Agreement has been executed as of the date first written above.

MANAGING MEMBER:

EXCEED TALENT CAPITAL LLC

By:	/s/ Philip Schajer
Philip Schajer Manager